UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2018

SHIFTPIXY, INC.
(Exact name of registrant as specified in its charter)

Wyoming	47-4211438
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Venture, Suite 150, Irvine CA	92618
(Address of principal executive offices)	(Zip Code)

888-798-9100

(Registrant's telephone number, including area code)

Commission File No. 001-37954

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2018, ShiftPixy Inc. announced that Patrice H. Launay will join the Company as Chief Financial Officer, effective January 24, 2018.

On November 7, 2017, Mr. Launay became employed by the Company to assist with the development of financial projections. Prior to his service with the Company, from January 2017 to November 2017, Mr. Launay served as a financial consultant with Vaco and Beacon Resources where he was assigned to various consulting engagements in the nature of providing year- and month-end close assistance, designing and implementing effective internal controls as well as drafting accounting procedures, including principally an engagement as accounting manager for RxSight, Inc. From October 2014 to December 2016, Mr. Launay served as an audit manager for BDO Australia, at its office in Sydney. From October 2011 to September 2014, he served as an audit senior with BDO USA LLP at its Orange County office in Costa Mesa, California, where he led audit teams to complete year-end audits and quarterly reviews from planning to the issuance of reports for non-listed and listed companies under US GAAP. From September 2009 to September 2011, he served as the audit manager for the City Auditor’s Office of the City of Long Beach, California. From January 2007 to September 2009, Mr. Launay served as the financial controller for Groupe Roullier, a food and chemical nutrient production and processing company in Dinard, France. From January 2000 to December 2006, Mr. Launay served as a senior auditor, for PricewaterhouseCoopers in France and at the Los Angeles office, where he performed year-end audits for public and non-public companies as well as not for profit organizations. Mr. Launay earned a master’s degree in Finance and Accounting from the Business School of Tours in France (“ESCEM”), and completed coursework in accounting and finance in Rutgers University’s MBA program as part of his ESCEM graduate studies. Mr. Launay is a California Certified Public Accountant, has held a Certified Fraud Examiner license (presently inactive) and holds a Series 65 securities license.

Pursuant to the terms of an Employment Agreement, dated January 24, 2018, by and between the Company and Mr. Launay, effective January 24, 2018, Mr. Launay will receive an annual base salary of $240,000.

The foregoing description of Mr. Launay's Employment Agreement is qualified in its entirety by the text of the agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

There are no family relationships between Mr. Launay and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K under the U.S. Securities Act of 1933 (“Regulation S-K”). Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which Mr. Launay had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Launay's appointment as Chief Financial Officer is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits

Exhibits

10.1	Employment Agreement, dated January 24, 2018, for Patrice H. Launay
99.1	Press Release dated January 24, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

SHIFTPIXY, INC.

Date: January 26, 2018	By:	/s/ Scott W. Absher
Scott W. Absher
Chief Executive Officer and Director

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